Pricing Supplement dated December 31, 1998                        Rule 424(b)(2)
(To Prospectus dated October 21, 1998 and                     File No. 333-64665
Prospectus Supplement dated November 13, 1998)



                          PENTEGRA DENTAL GROUP, INC.

                   Convertible Subordinated Notes, Series A

               ------------------------------------------------

                     Kline Dental Implant Institute, P.C.



Principal Amount: $74,000              Interest Rate: 6% per annum
Issue Price:                           Maturity Date: November 1, 2003
        [X] 100% of Principal Amount   Original Issue Date: December 30, 1998
        [ ]  % of Principal Amount     Principal Payment Date(s): one-half on
                                       November 1, 2002 and one-half on
                                       November 1, 2003
Convertible Commencement Date:         Initial Conversion Price: $6.75
         November 1, 1999
Convertible Termination Date:
         November 1, 2003


Optional Redemption Prices if redeemed during the 12-month period beginning November 1, in the years indicated, expressed as a percentage of the principal amount:

                      Year          Redemption Price
                      ----          ----------------
                   1999 .........        100%
                   2000 .........        100%
                   2001 .........        100%
                   2002 .........        100%


                               End of Supplement